UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2011, the Board of Directors of Quiksilver, Inc. (the “Company”) appointed Craig Stevenson, previously the Company’s President–Quiksilver Americas, as the Company’s Chief Operating Officer and Global Brand President effective November 1, 2011. Joseph Scirocco, who previously served as both the Company’s Chief Financial Officer and Chief Operating Officer, will continue to serve as Chief Financial Officer. Also on October 31, 2011, the Board appointed Robert Colby as the Company’s President–Quiksilver Americas, replacing Mr. Stevenson effective November 1, 2011. Messrs. Scirocco’s and Stevenson’s compensation arrangements with the Company remain unchanged. In connection with his appointment, Mr. Colby’s base salary increased to $400,000 effective November 1, 2011 and he entered into an Indemnification Agreement with the Company, the form of which is attached to the Company’s Form 10-K for the fiscal year ended October 31, 2006 as Exhibit 10.8. Biographical information concerning Messrs. Scirocco and Stevenson is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 9, 2011 and is incorporated herein by reference.

Mr. Colby, 39, has served as Senior Vice President and Chief Operating Officer of the Company’s Quiksilver Americas segment since May 2010 and previously as its Senior Vice President, Operations from April 2009. From 2002-2007, Mr. Colby also served in various capacities with the Company, including Senior Vice President and General Manager, Latin America, Senior Vice President, Business Development and Vice President, Entertainment. Prior to rejoining the Company in 2009, Mr. Colby was the Chief Operating Officer of Ever, LLC, a Los-Angeles based apparel company from July 2007 to December 2008, and the owner and founder of Loanmarket.net, a web-based trading exchange for real-estate secured debt from December 2008 to October 2009. Mr. Colby received a B.A. from the University of California Santa Barbara and an M.B.A. from the University of Southern California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2011	Quiksilver, Inc. (Registrant)

	By:	/s/ Joseph Scirocco
Joseph Scirocco Chief Financial Officer